Exhibit 99.1

Burlington Stores, Inc. Appoints Off-Price Retail Veteran Ted English to Board of Directors

BURLINGTON, N.J. -- November 16, 2016 -- Burlington Stores, Inc. (NYSE:BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced that Ted English, former President, Chief Executive Officer and Director of The TJX Companies, Inc. and current Executive Chairman of Bob’s Discount Furniture, Inc., is joining its Board of Directors, effective November 15, 2016. With Mr. English’s appointment, the Burlington Stores Board is comprised of 10 directors, nine of whom are independent.

Tom Kingsbury, Chairman, President and Chief Executive Officer stated, “Ted is a highly accomplished business leader whose 30 years of retail experience is a strong complement to the financial, retail, marketing, and consumer products expertise that is currently represented on the Burlington Board. In addition to providing further off-price experience, we believe the insights Ted has gained from leading a premier discount home furnishings company and serving on the Board of a multi-segment online discount retailer will benefit Burlington as we expand our own offerings into home, beauty and ladies apparel. We are confident that Ted will be a great addition to the Burlington Stores Board, and we look forward to benefitting from his contributions.”

Mr. English added, “This is an exciting time of growth and opportunity for Burlington Stores. The Company’s strong record of performance has been widely acknowledged across the retail industry, and there is significant potential for continued growth through expanding into underpenetrated segments and opening new stores while maintaining financial discipline. I look forward to collaborating with the Burlington Stores’ Board of Directors and management team to capitalize on new and existing opportunities and build on the Company’s value creation for shareholders.”

About Ted English

Mr. English has served as the Executive Chairman of the Board of Directors of Bob’s Discount Furniture since March 2016 and was its Chief Executive Officer from 2006 until his appointment as Executive Chairman. Prior to joining Bob’s Discount Furniture, Mr. English served as TJX’s Chief Executive Officer from 2000 (and President from 1999) to 2005. Mr. English was Chairman of The Marmaxx Group between 2000 and 2004, and held various other executive and merchandising positions with TJX from 1983 to 1999.

In addition to Burlington Stores and Bob’s Discount Furniture, Mr. English serves on the Board of Directors of Rue La La, an e-commerce destination connecting world-class brands with next generation shoppers. He previously served as a director of BJ’s Wholesale Club, Inc.  Mr. English also serves on the Board of Trustees of various funds within the multi-affiliate structure of Natixis Global Asset Management, a global asset management firm.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with fiscal 2015 revenue of $5.1 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.”  The Company operated 592 stores, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington

Stores, as of the end of the third quarter of fiscal 2016.  The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 65% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtonstores.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Source: Burlington Stores, Inc.

Investor Relations:

Robert L. LaPenta, Jr., 855-973-8445

Info@BurlingtonInvestors.com

or

ICR, Inc.

Allison Malkin

Caitlin Morahan

203-682-8225